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                                                          FMC Technologies, Inc.
                                                                Quarterly Report
                                                              on Form 10-Q/A for
                                                                  March 31, 2002

Exhibit 15    Letter re: Unaudited Interim Financial Information
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FMC Technologies, Inc.
Chicago, Illinois

Ladies and Gentlemen:

Re: Registration Statements on Form S-8 (Nos. 333-62996, 333-76210, 333-76214 and 333-76216).

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated April 23, 2002 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Very truly yours,


/s/ KPMG LLP

Chicago, Illinois
June 10, 2002